CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor’s report dated March 12, 2026, with respect to the consolidated financial statements of Orion Digital Corp. (formerly, Mogo Inc.) (the “Company”) as at December 31, 2025 and for each of the years in the two year period ended December 31, 2025, in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025 as filed with the United States Securities and Exchange Commission (“SEC”).

We also consent to the incorporation by reference, in the Registration Statement No. 333-225733 on Form S-8, of our auditor’s report dated March 12, 2026 with respect to the consolidated financial statements of Orion Digital Corp. as at December 31, 2025 and for each of the years in the two year period ended December 31, 2025, as included in the Annual Report on Form 20-F of Orion Digital Corp. for the year ended December 31, 2025, as filed with the SEC.

/s/ MNP LLP

Chartered Professional Accountants

April 30, 2026

Vancouver, Canada